SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450 Houston, TX	77094
(Address of principal executive offices)	(Zip Code)

(212) 653-0946

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2018, Petrodome Energy, LLC, Mid-Con Petroleum, LLC, Mid-Con Drilling, LLC and Mid-Con Development, LLC (collectively, the “Borrowers”), each a wholly-owned subsidiary of Viking Energy Group, Inc. (the “Company”), entered into a Revolver Loan Agreement (the “Loan Agreement”), dated June 13, 2018, with CrossFirst Bank, a Kansas banking corporation (the “Lender”).

The Loan Agreement provides for a revolving line of credit facility (the “Revolver”) in favor of Borrowers in the maximum principal amount of $30,000,000, with an initial revolver commitment amount (the “Initial Amount”) of $12,400,000, and with such Revolver loan (the “Loan”) evidenced by a promissory note issued by the Borrowers to the Lender (the “Note”). The maturity date of the Loan is June 30, 2020 (the “Maturity Date”), and the principal amount will bear interest at a rate equal to the prime rate of interest published by the Wall Street Journal, Southwest Edition (the “Base Rate”), plus one hundred fifty basis points (1.50%). In the event of default, the interest rate under the Loan will increase by an additional 5% per annum pursuant to the Note. Interest is payable in cash monthly on the first business day of each calendar month thereafter. Principal payments on the Loan in the amount of $100,000 per month are due on the last day of each calendar month, commencing August 31, 2018. The remaining balance of the Loan is due and payable on the Maturity Date. The Lender is not obligated to advance monies beyond the Initial Amount.

The Loan Agreement contains various affirmative covenants that require the Borrowers to, among other things, maintain adequate records; provide the Lender with financial statements, reserve reports, and other financial information; provide notice of certain events; hedge production volumes; and reimburse the Lender for certain expenses in connection with the Loan Agreement. The Loan Agreement contains various negative covenants that limit the ability of the Borrowers to, among other things, incur additional indebtedness; grant certain liens; engage in certain asset dispositions; make certain loans; make or declare certain dividends or distributions; issue additional equity interests; engage in certain changes in their organizational structure; engage in certain transactions with affiliates; or amend their organizational documents.

The Loan Agreement requires the Borrowers to deliver to the Lender by each June 1st (effective no earlier than March 31st of such year) and December 1st (effective no earlier than September 30th of such year), commencing December 1, 2018, a petroleum engineering report from a reputable third party petroleum engineer or engineering firm acceptable to the Lender, evaluating the proven producing oil and gas reserves attributable to the assets of the Borrowers and Borrowers’ subsidiaries. At any time within thirty (30) days of the receipt of such third party petroleum engineering report, and in no event later than each January 1st and July 1st (commencing January 1, 2019), the Lender shall (i) make a good faith determination of the present worth using such pricing and discount factor (in no event shall the present worth be discounted by a factor less than 9.0%) and advance rate as it deems appropriate pursuant to the Lender’s energy lending and engineering policies, of the future net revenue estimated by the Lender to be received by the Borrowers from not less than 80% of the oil and gas wells/properties attributable to the Borrowers and their subsidiaries, multiplied by a percentage then determined by the Lender in good faith to be appropriate on the basis of the Lender’s then-applicable energy lending criteria, and (ii) report in writing to the Borrowers the evaluation by the Lender of the oil and gas properties. If the sum of the unpaid outstanding principal balance of the Loan at any time prior to maturity plus all other indebtedness of the Borrowers is greater than the collateral borrowing base in effect at that time, the Lender may notify the Borrowers in writing of the deficiency, and the Borrowers shall have 15 days remedy the deficiency.

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The Loan Agreement also contains covenants that require the maintenance of specified financial ratios or conditions as follows:

•	Current Ratio: The Borrowers shall not permit their consolidated current ratio to be less than 1.0 to 1.0, calculated quarterly as of the end of each calendar quarter, commencing September 30, 2018.

•	Maximum Leverage Ratio: The Borrowers shall not permit their consolidated leverage ratio, determined as of the end of each fiscal quarter, tested on a trailing 12-month basis (for the four most recent quarters), to be 4.00 to 1.00 or more, commencing as of the fiscal quarter ending September 30, 2018.

The Loan Agreement also contains customary representations and warranties and events of default. Events of default include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, certain final judgments, and changes of control. If such an event of default occurs, the Lender would be entitled to take various actions, including the acceleration of amounts due under the Loan and all actions permitted to be taken by a secured creditor.

Obligations under the Loan Agreement are secured by mortgages on the oil and gas leases of the Borrowers, a security agreement covering all assets of each Borrower, and a Guaranty by the Company.

The foregoing description of the Loan Agreement and Note is qualified by reference to the full text of the Loan Agreement and Note, which are attached hereto as Exhibits 10.1 and 10.2 to, and incorporated by reference in, this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above regarding the Loan, Loan Agreement and Note is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 14, 2018, using proceeds advanced by the Lender under the Loan Agreement described in Item 1.01 above, the Company caused (i) Petrodome Energy, LLC and its subsidiaries to pay in full the amount owing to 405 Petrodome LLC; (ii) Mid-Con Drilling, LLC to pay in full the amount owing by it to Cornerstone Bank; (iii) Mid-Con Development, LLC to pay in full the amount owing by it to 1st Global Capital Financial Services (which debt was assigned by 1st Global Capital Financial Services to Radium2 Capital, Inc.); and (iv) Mid-Con Petroleum, LLC to pay in full the amount owing by it to CrossFirst Bank under the credit facility obtained in October, 2016.

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Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolver Loan Agreement dated June 13, 2018, between Petrodome Energy, LLC, Mid-Con Petroleum, LLC, Mid-Con Drilling, LLC, Mid-Con Development, LLC and CrossFirst Bank

10.2	Promissory Note dated June 13, 2018, in favor of CrossFirst Bank, issued by Petrodome Energy, LLC, Mid-Con Petroleum, LLC, Mid-Con Drilling, LLC and Mid-Con Development, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.
(Registrant)

Date: June 15, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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